Exhibit 23.2

                  BERWIND FINANCIAL GROUP, L.P.

                                             Investment Banking
                                             Merchant Banking

                       September 24, 1996



Board of Directors
Old Guard Group, Inc.
2929 Lititz Pike
Lancaster, PA  17601

Directors:

     We hereby consent to the inclusion of our appraisal of the estimated pro forma market value of Old Guard Mutual Insurance Company, Old Guard Mutual fire Insurance company and Goschenhoppen-Home Mutual Insurance Company as subsidiaries of Old Guard Group, Inc. as an exhibit to the Old Guard Group, Inc. Form S-1 Registration Statement.

                              Sincerely,

                              /s/ Berwind Financial Group, L.P.

                              BERWIND FINANCIAL GROUP, L.P.